UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 10, 2006

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PARLUX FRAGRANCES, INC.

(Exact name of registrant as specified in its charter)

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DELAWARE

(State or other jurisdiction of incorporation)

0-15491	22-2562955
(Commission File Number)	(IRS Employer Identification No.)

3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone Number, including area code): 954-316-9008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On January 10, 2006, Parlux Fragrances, Inc. (the “Company”) concluded an agreement to increase its credit line with GMAC Commercial Finance (GMACC) from $20 million to $30 million, with a further increase to $35 million at the Company’s option. The line was also extended through July 20, 2008, and the interest rate was reduced from prime to 0.25% under prime.

ITEM 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

4.34

Amendment No. 5 to Revolving Credit and Security Agreement, dated as of January 10, 2006, between the Company and GMAC Commercial Finance (to be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARLUX FRAGRANCES, INC.

/s/ FRANK A. BUTTACAVOLI
Frank A. Buttacavoli,
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date:  January 17, 2006

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